UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 28, 2023

BuzzFeed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39877	85-3022075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

229 West 43rd Street
New York, New York 10036
(Address of registrant’s principal executive offices, and zip code)
(646) 397-2039
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BZFD	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	BZFDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously disclosed on a Current Report on Form 8-K filed by BuzzFeed, Inc. (the “Company”) on June 2, 2023, on May 31, 2023, the Company received a letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the previous 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until November 27, 2023, to regain compliance with the Bid Price Requirement. As of the date of this Current Report on Form 8-K, the Company’s common stock has not regained compliance with the Bid Price Requirement.
However, upon receipt of both the Company’s application to transfer from the Nasdaq Global Market to the Nasdaq Capital Market and a written notification by the Company of its intent to regain compliance with the Bid Price Requirement, including by effecting a reverse stock split, if necessary, the Staff notified the Company in a letter dated November 28, 2023 (the “Second Nasdaq Notice”), that the Company is eligible for an additional 180 calendar day period, or until May 28, 2024, to regain compliance (the “Second Compliance Period”). The Staff’s determination was based, in part, on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market except for the Minimum Bid Price Requirement. As of the opening of business November 30, 2023, the Company’s common stock and warrants will be transferred to the Nasdaq Capital Market, which operates in substantially the same manner as the Nasdaq Global Market, where they will continue to trade under the symbols “BZFD” and “BZFDW,” respectively.
The Company intends to continue actively monitoring the bid price for its shares of Common Stock between now and the expiration of the Second Compliance Period and, as noted above, will consider all available options to resolve the deficiency including a reverse stock split, if necessary, with every intention to regain compliance with the Minimum Bid Price Requirement. If the Company chooses to effect a reverse stock split, it will have to be implemented no later than ten business days prior to the end of the Second Compliance Period (i.e., by May 13, 2024).
If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the Second Compliance Period, Nasdaq will notify the Company that its securities would be subject to delisting. In the event of such a notification, the Company may appeal the Staff’s determination to delist its securities before the Nasdaq Listing Qualifications Panel. However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination, such an appeal would be successful.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2023
BuzzFeed, Inc.

By:	/s/ Jonah Peretti
Name: Jonah Peretti
Title: Chief Executive Officer